UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2023

Cognex Corporation

(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 650-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.002 per share	CGNX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders of Cognex Corporation (the “Company”) held on May 3, 2023 (the “2023 Annual Meeting”), shareholders approved the Cognex Corporation 2023 Stock Option and Incentive Plan (the “2023 Plan”). The 2023 Plan, which became effective upon shareholder approval, permits the granting of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights. The maximum number of shares of the Company’s common stock that may be issued under the 2023 Plan is 8,100,000. In addition, any shares of common stock underlying any outstanding awards under the Company’s 2001 General Stock Option Plan, as amended and restated, and the Company’s 2007 Stock Option and Incentive Plan, as amended and restated (together, the “Prior Plans”), that are forfeited, canceled or otherwise terminated, other than by exercise, will be added to the shares of common stock available for issuance under the 2023 Plan. As a result of the approval of the 2023 Plan, the Company will no longer grant any awards under the Prior Plans.

A summary of the 2023 Plan is set forth in the Company’s proxy statement for the 2023 Annual Meeting filed with the Securities and Exchange Commission on March 17, 2023 (the “Proxy Statement”) under the caption “Proposal 2: Approval of Cognex Corporation 2023 Stock Option and Incentive Plan,” which summary is incorporated herein by reference. Such summary of the 2023 Plan and the foregoing description of the 2023 Plan are qualified in their entirety by reference to the full text of the 2023 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Grants under the 2023 Plan may be evidenced by entry into a Non-Qualified Stock Option Agreement, Restricted Stock Unit Award Agreement or Performance Restricted Stock Unit Award Agreement under the 2023 Plan, forms of which are filed as Exhibits 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2023, the Company held its 2023 Annual Meeting. As of the record date for the 2023 Annual Meeting, there were 172,724,174 shares of common stock of the Company outstanding and entitled to vote. The Company’s shareholders approved each of the proposals put to a vote as recommended by the Board of Directors. The proposals had been previously announced and described in the Notice of Meeting contained in the Proxy Statement. The 156,913,988 shares represented at the 2023 Annual Meeting were voted as follows:

1.

The election of Angelos Papadimitriou and Dianne M. Parrotte as Directors to serve for a term ending in 2026, and the election of John T.C. Lee as Director to serve for a term ending in 2025. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstained	Broker Non-Votes
Angelos Papadimitriou	143,779,551	6,193,696	85,587	6,855,154
Dianne M. Parrotte	134,806,333	14,371,516	880,985	6,855,154
John T.C. Lee	147,300,457	2,668,693	89,684	6,855,154

2.	To approve the Cognex Corporation 2023 Stock Option and Incentive Plan. The proposal was approved by a vote of the shareholders as follows:

For	136,216,495
Against	13,762,984
Abstained	79,355
Broker Non-Votes	6,855,154

3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2023. The proposal was approved by a vote of the shareholders as follows:

For	154,793,086
Against	2,024,645
Abstained	96,257
Broker Non-Votes	0

4.

To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”). The proposal was approved by a vote of the shareholders as follows:

For	127,030,881
Against	22,844,969
Abstained	182,984
Broker Non-Votes	6,855,154

5.	To recommend, by non-binding vote, the frequency of shareholder votes on executive compensation. The voting results on this proposal were as follows:

1 Year	147,985,373
2 Years	30,277
3 Years	1,922,893
Abstained	120,291
Broker Non-Votes	6,855,154

Based on these results, and consistent with the recommendation of the Board of Directors, the Company will continue to conduct an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next advisory vote on the frequency of such say-on-pay votes.

No other matters were voted upon at the 2023 Annual Meeting.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Cognex Corporation 2023 Stock Option and Incentive Plan.

10.2	Form of Non-Qualified Stock Option Agreement under the Cognex Corporation 2023 Stock Option and Incentive Plan.

10.3	Form of Restricted Stock Unit Award Agreement under the Cognex Corporation 2023 Stock Option and Incentive Plan.

10.4	Form of Performance Restricted Stock Unit Award Agreement under the Cognex Corporation 2023 Stock Option and Incentive Plan.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated: May 4, 2023	By: /s/ Paul D. Todgham
Paul D. Todgham
Senior Vice President and Chief Financial Officer